UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 18, 2005


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California 92503-5527
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500

                            Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02.     Results of Operations and Financial Condition.

    On January 18, 2005, Fleetwood Enterprises, Inc. issued a press release announcing updated expectations for the financial results of its third quarter ending January 23, 2005. A copy of the press release is attached as
Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

              (c)  Exhibits:

              The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number   Description of Exhibit

99.1 Press release, dated January 18, 2005, announcing updated expectations for the financial results of Fleetwood Enterprises, Inc.'s third quarter ending January 23, 2005.

    The information in this current report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this current report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.



                              SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 18, 2005
                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/  Leonard J. McGill
                                       --------------------------
                                       Leonard J. McGill
                                       Senior Vice President,
                                       Corporate Finance;
                                       Chief Governance Officer


                           EXHIBIT INDEX

Exhibit Number     Description of Exhibit

99.1 Press release, dated January 18, 2005, announcing updated expectations for the financial results of Fleetwood Enterprises, Inc.'s third quarter ending January 23, 2005.

                                                     Exhibit 99.1


           FLEETWOOD UPDATES EXPECTATIONS FOR THIRD QUARTER

Riverside, Calif., January 18, 2005 - Fleetwood Enterprises, Inc. (NYSE: FLE) announced that the previously reported $5.2 million judgment in the case between Fleetwood Folding Trailers, Inc. and The Coleman Company, Inc., combined with slower-than-anticipated RV sales, have caused the Company to revise its prior expectations for its third quarter ending January 23, 2005. Management now expects the net loss for the quarter will significantly exceed last year's loss. Previously, the Company had said the third-quarter loss would likely be less than in fiscal 2004. The Company also indicated that it expects to be solidly profitable in the fourth quarter, but the results for the third quarter now make it uncertain whether the Company will attain profitability for the full fiscal year.

The judge in the Coleman matter has set a January 21, 2005 date for the hearing regarding possible punitive damages against Fleetwood. A prior release anticipated an early January hearing date. Fleetwood now expects the final ruling early in its fourth quarter and, in addition, intends to file post-trial motions and may pursue an appeal. Despite the delay in the ruling and the uncertainty of the ultimate outcome of the legal process, the Company expects that any additional damages that may be levied by the court will likely be required to be reflected, along with the amount of the original judgment, in the Company's third quarter.

"The Coleman judgment was obviously a disappointment, but it is evident that the net loss would have significantly exceeded last year's even before accounting for the judgment," said Edward B. Caudill, President and Chief Executive Officer. "The primary reason is slower RV shipments. A portion of our dealer network has delayed orders in the belief that we will discount our products at or near the end of our quarter," said Caudill. "We want to bring an end to this cycle, and so we have largely been holding the line, particularly on the motor home side. We believe over the longer term this will have a positive impact on operations and provide for an improved partnership with our entire dealer network."

"The impact was particularly pronounced in the middle part of the country," Caudill said, "where we are in the process of restructuring and strengthening our dealer network. Exacerbating the issue was a sharp decline in industry-wide motor home shipments in November, which further contributed to an unplanned inventory buildup that we expect will still be evident at quarter-end, along with a corresponding decline in liquidity from an already seasonally low level. As a result, we intend to adjust production early in the fourth quarter in order to right-size our finished goods inventory and bolster our liquidity."

Caudill continued, "We have commenced discussions with our lenders since these results will require us to obtain a waiver or modify the existing covenant. Despite our current lower level of liquidity, we believe we have a sufficient combination of cash and borrowing capacity, together with access to other sources of external funding, to continue to meet our foreseeable cash flow requirements."

About Fleetwood
Fleetwood Enterprises, Inc., is one of the nation's largest producers of recreational vehicles, from motor homes to travel and folding trailers, and is a leader in the building, retailing and financing of manufactured homes. This Fortune 1000 company, headquartered in Riverside, Calif., is dedicated to providing quality, innovative products that offer exceptional value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's website at www.fleetwood.com.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risks and uncertainties include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; continued acceptance of the Company's products; the potential impact on demand for Fleetwood's products as a result of changes in consumer confidence levels; the effect of global tensions on consumer confidence; expenses and uncertainties associated with the introduction and manufacturing of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; exposure to interest rate and market changes affecting certain of the Company's assets and liabilities; availability and pricing of raw materials; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the Company's ability to obtain financing needed in order to execute its business strategies.

#  #  #